UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 12, 2010

Date of report (Date of earliest event reported)
SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street
Eden Prairie, Minnesota	55344

(Address of Principal Executive Offices)	(Zip Code)
(952) 829-2700

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.
     On October 12, 2010, the Board of Directors of SurModics, Inc. (the “Company”) approved, and on October 14, 2010, the Company announced in a press release that it had adopted changes to its organizational structure, including a reduction in its workforce of approximately 13%. The workforce reduction is expected to be completed by the end of December 2010.
     The Company expects to record a restructuring charge estimated to be in the range of approximately $1.3 million to $1.7 million for severance and other costs related to the workforce reduction and reorganization, which is also the total of the expected future cash expenditures related to such actions. The Company estimates a cost savings of approximately $3.0 million to $3.5 million on an annualized basis once the reorganization and workforce reduction are fully implemented.
Forward Looking Statements.
     This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as, the timing and amount of the anticipated expense reductions and restructuring charges, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) the timing and extent of the cost savings expected to be realized as a result of the workforce reductions; (2) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our corporate goals; (3) costs or difficulties relating to the integration of the businesses of SurModics Pharmaceuticals and BioFX Laboratories, and the drug delivery assets and collaborative programs acquired from PR Pharmaceuticals, Inc., with SurModics’ business may be greater than expected and may adversely affect the Company’s results of operations and financial condition; (4) developments in the regulatory environment, as well as market and economic conditions, may adversely affect our business operations and profitability; and (5) other factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.
     A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
99	Press Release Dated October 14, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
Date: October 15, 2010	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel and Secretary